Exhibit 15.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                   RE:  REXEL, INC. REGISTRATION ON FORM S-8
                   -----------------------------------------

We are aware that our report dated October 19, 1995 on our review of the condensed consolidated balance sheet of Rexel, Inc. as of September 30, 1995, and the related condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 1995 and 1994 and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 1995 and 1994 included in the Company's report on quarterly Form 10-Q for the quarter ended September 30, 1995 is incorporated by reference in Registration Nos. 33-4584, 33-14148, 33-32648 and 33-59307 on Form S-8.
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




Coopers & Lybrand L.L.P.




Miami, Florida
October 19, 1995